UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2023

GRAFTECH INTERNATIONAL LTD.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13888	27-2496053
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No)

982 Keynote Circle
Brooklyn Heights, OH 44131
(Address of Principal Executive Offices) (Zip Code)
(216) 676-2000
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	EAF	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.
GrafTech International Ltd. (the “Company”) held its Annual Meeting of Stockholders on May 10, 2023 (the “Annual Meeting”). On March 15, 2023, the record date for the Annual Meeting, 256,678,298 shares of common stock were outstanding and entitled to vote. Final results for the proposals submitted for a vote of stockholders at the Annual Meeting are set forth below. The proposals below are described in more detail in the Company’s definitive proxy statement on Schedule 14A for the Annual Meeting, filed with the Securities and Exchange Commission on April 6, 2023.

Proposal 1 - Elect each of Messrs. Germain, Keizer and Kessler for the ensuing three years or until their successors are elected and qualified. The three nominees were elected. The voting results were as follows:

Nominee	For	Against	Abstentions	Broker Non-Votes
Jean-Marc Germain	180,043,745	45,182,807	61,808	8,899,329
Henry R. Keizer	153,019,163	72,186,132	83,065	8,899,329
Marcel Kessler	221,519,741	3,686,085	82,534	8,899,329

Proposal 2 - Ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2023. Proposal 2 was approved. The voting results were as follows:

For	Against	Abstentions
231,719,430	2,389,260	78,999

Proposal 3 - Approve, on an advisory basis, our named executive officer compensation. Proposal 3 was approved. The voting results were as follows:

For	Against	Abstentions	Broker Non-Votes
201,982,375	22,225,030	1,080,955	8,899,329

Item 8.01	Other Events.

On May 10, 2023, the Board of Directors (the “Board”) of the Company held its annual organizational meeting and designated Henry R. Keizer as the Chairman of the Board.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAFTECH INTERNATIONAL LTD.

Date:	May 10, 2023	By:	/s/ Timothy K. Flanagan
Timothy K. Flanagan
Chief Financial Officer, Vice President Finance and Treasurer